SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of the earliest event reported):  June 29, 2000
                                                             (June 22, 2000)



                         New York Bagel Enterprises, Inc
            (Exact name of Registrant as specified in its charter)

                                   0-21205
                           (Commission file number)


Kansas                                                           73-1369185
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)




                             12411 North Rockwell
                        Oklahoma City, Oklahoma 73142
         (Address of principal executive offices, including zip code)



                                 405-722-0438
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On June 22, 2000, New York Bagel Enterprises, Inc., filed the Company's fourth monthly report with the United States Bankruptcy Court for the District of Kansas which covered the fiscal-month period ended May 24, 2000. The monthly report filed with the Bankruptcy Court is filed as an exhibit, with the exception that bank statements, check stubs, and other similar documents filed as part of the monthly report have been omitted. Information contained in the omitted documents has been either compiled or summarized and then incorporated into the exhibit. It is anticipated that the Company will complete its liquidation under Chapter 11 in the near future and that all liquidation funds will be used to satisfy priority tax claims and a portion of the secured debt and that no funds will be available for stockholders.


Item 5.  Other Events.

On June 22, 2000, Lots A' Bagels, Inc., a wholly-owned subsidiary of New York Bagel Enterprises, Inc., filed its second monthly report with the United States Bankruptcy Court for the District of Kansas concerning the fiscal-month period ended May 24, 2000. The monthly report filed with the Bankruptcy Court is filed as an exhibit, with the exception that bank statements, check stubs, and other similar documents filed as part of the monthly report have been omitted. Information contained in the omitted documents has been either compiled or summarized and then incorporated into the exhibit. New York Bagel Enterprises, Inc., anticipates that no funds will be available for distribution to the parent company.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1 Monthly Report for New York Bagel Enterprises, Inc., for the period ended May 24, 2000, in substantially the same form as filed on June 22, 2000, with the United States Bankruptcy Court for the District of Kansas.

99.2  Monthly Report for Lots A' Bagels, Inc., for the period ended
      May 24, 2000, in substantially the same form as filed on June 22, 2000, with the United States Bankruptcy Court for the District of Kansas.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         NEW YORK BAGEL ENTERPRISES, INC.

                                         /s/Richard Randall Webb
                                         _____________________________________
                                         Richard Randall Webb
                                         Chief Executive Officer


Dated:  June 29, 2000